Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO THE

RECEIVABLES FINANCING AGREEMENT

This THIRD AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of March 10, 2021, is entered into by and among the following parties:

(i)	O&M FUNDING LLC, as Borrower (the “Borrower”);

(ii)	OWENS & MINOR MEDICAL, INC., as initial Servicer (the “Servicer”);

(iii)	REGIONS BANK, as a Lender (“Regions”);

(iv)	CAPITAL ONE BANK, as a Lender (“Capital One”);

(v)	BANK OF AMERICA, N.A., as a Lender (“BofA”, and together with Regions and Capital One, each a “Joining Lender” and together, the “Joining Lenders”); and

(vi)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Lender and Administrative Agent (in such capacity, the “Administrative Agent”).

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.    The parties hereto (other than the Joining Lenders) and PNC Capital Markets LLC (the “Structuring Agent”) have entered into a Receivables Financing Agreement, dated as of February 19, 2020 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B.    Concurrently herewith, the Borrower, the Administrative Agent, the Structuring Agent and the Joining Lenders are entering into that certain Amended and Restated Fee Letter dated as of the date hereof (the “Fee Letter”).

C.    Concurrently herewith, the Borrower, as buyer, the Servicer, as servicer and as an originator, and the other originators from time to time party thereto, are entering into that certain First Amendment to the Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”).

D.    Each Joining Lender desires to become party to the Receivables Financing Agreement on the terms set forth herein.

E.    The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.    Joinder of the Joining Lenders, Initial Loan by the Joining Lenders.

(a)    Joinder. Effective as of the date hereof, each of the Joining Lenders hereby becomes a party to the Receivables Financing Agreement, each as a Lender thereunder with all the rights, interests, duties and obligations of a Lender set forth therein. In their capacity as Lender, each of the Joining Lenders’ applicable Commitment shall be the applicable amount set forth on Schedule I to the Receivables Financing Agreement attached hereto.

(b)    Initial Loan by the Joining Lenders. The Borrower hereby requests that each of the Joining Lenders fund a Loan on the date hereof in the applicable initial principal amount set forth in the flow of funds memorandum attached hereto as Annex I. Each such Loan shall be funded by the applicable Joining Lender on the date hereof in accordance with the terms of the Receivables Financing Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Financing Agreement.

(c)    Consents. The parties hereto hereby consent to the joinder of each of the Joining Originators as party to the Receivables Financing Agreement on the terms set forth in clause (a) above and the foregoing non-ratable initial Loans to be funded by each of the Joining Lenders on the terms set forth in clause (b) above on a one-time basis.

(d)    Credit Decision. Each of the Joining Lenders (i) confirms to the Administrative Agent and the Lenders, that it has received a copy of the Receivables Financing Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Lenders and their respective Affiliates, based on such documents and information as each Joining Lender shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Financing Agreement and any other Transaction Document. None of the Administrative Agent or the Lenders makes or has made any representation or warranty or assumes or has assumed any responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Financing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Financing Agreement, the Receivables, the Collateral, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of the Borrower, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of them of any of their respective obligations under the Receivables Financing Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

SECTION 2.    Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A.

SECTION 3.    Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)    Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)    Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms.

(c)    No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 4.    Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5.    Effectiveness. This Amendment shall become effective as of the date hereof, when: (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Annex II hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) the “Upfront Fee” under and as defined in the Fee Letter has been paid in full in accordance with the terms thereof.

SECTION 6.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.    Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 9.    GOVERNING LAW AND JURISDICTION.

(a)    THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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SECTION 10.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date above written.

O&M FUNDING LLC, as Borrower

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Corporate Secretary

OWENS & MINOR MEDICAL, INC., as the Servicer

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	President, Chief Executive Officer and Corporate Secretary

Owens & Minor/PNC: Third Amendment to the

Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Christopher Blaney
Name:	Christopher Blaney
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Christopher Blaney
Name:	Christopher Blaney
Title:	Senior Vice President

Owens & Minor/PNC: Third Amendment to the

Receivables Financing Agreement

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Scott Bell
Name:	Scott Bell
Title:	SVP

Owens & Minor/PNC: Third Amendment to the

Receivables Financing Agreement

REGIONS BANK, as Lender

By:	/s/ Cecil Noble
Name:	Cecil Noble
Title:	Managing Director

Owens & Minor/PNC: Third Amendment to the

Receivables Financing Agreement

CAPITAL ONE BANK, as Lender

By:	/s/ Jeffrey Thomas
Name:	Jeffrey Thomas
Title:	Duly Authorized Signatory

Owens & Minor/PNC: Third Amendment to the

Receivables Financing Agreement

EXHIBIT A

AMENDMENTS TO THE RECEIVABLES FINANCING AGREEMENT

(Attached)

Exhibit A

EXHIBIT A TO THIRD AMENDMENT

CONFORMED COPY

INCORPORATING AMENDMENT NO. 1, DATED AS OF MAY 19, 2020

INCORPORATING AMENDMENT NO. 2, DATED AS OF JULY 1, 2020

INCORPORATING AMENDMENT NO. 3, DATED AS OF MARCH 10, 2021

RECEIVABLES FINANCING AGREEMENT

Dated as of February 19, 2020

by and among

O&M FUNDING LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

OWENS & MINOR MEDICAL, INC.,

as initial Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

Page
ARTICLE I	DEFINITIONS	1

SECTION 1.01.	Certain Defined Terms	1

SECTION 1.02.	Other Interpretative Matters	~~30~~32

ARTICLE II	TERMS OF THE LOANS	~~30~~33

SECTION 2.01.	Loan Facility	~~30~~33

SECTION 2.02.	Making Loans; Repayment of Loans	~~31~~33

SECTION 2.03.	Interest and Fees	~~32~~36

SECTION 2.04.	Records of Loans	~~33~~37

SECTION 2.05.	Selection of Interest Rates and Tranche Periods	~~33~~37

ARTICLE III	[RESERVED]	~~33~~37

ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	~~33~~38

SECTION 4.01.	Settlement Procedures	~~33~~38

SECTION 4.02.	Payments and Computations, Etc	~~36~~40

ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	~~36~~41

SECTION 5.01.	Increased Costs	~~36~~41

SECTION 5.02.	Funding Losses	~~38~~43

SECTION 5.03.	Taxes	~~38~~43

SECTION 5.04.	Inability to Determine Adjusted LIBOR or LMIR; Change in Legality	~~42~~47

SECTION 5.05.	Security Interest	~~43~~48

SECTION 5.06.	~~Successor Adjusted LIBOR or LMIR44~~ Benchmark Replacement Setting	49

ARTICLE VI	CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS	~~47~~59

SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Credit Extension	~~47~~59

SECTION 6.02.	Conditions Precedent to All Credit Extensions	~~47~~59

SECTION 6.03.	Conditions Precedent to All Releases	~~48~~60

ARTICLE VII	REPRESENTATIONS AND WARRANTIES	~~49~~61

SECTION 7.01.	Representations and Warranties of the Borrower	~~49~~61

SECTION 7.02.	Representations and Warranties of the Servicer	~~54~~67

-i-

(continued)

Page
ARTICLE VIII	COVENANTS	~~58~~71

SECTION 8.01.	Covenants of the Borrower	~~58~~71

SECTION 8.02.	Covenants of the Servicer	~~66~~80

SECTION 8.03.	Separate Existence of the Borrower	~~72~~87

ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES	~~76~~91

SECTION 9.01.	Appointment of the Servicer	~~76~~91

SECTION 9.02.	Duties of the Servicer	~~77~~92

SECTION 9.03.	Collection Account Arrangements	~~78~~93

SECTION 9.04.	Enforcement Rights	~~78~~93

SECTION 9.05.	Responsibilities of the Borrower	~~80~~95

SECTION 9.06.	Servicing Fee	~~80~~95

ARTICLE X	EVENTS OF DEFAULT	~~81~~96

SECTION 10.01.	Events of Default	~~81~~96

ARTICLE XI	THE ADMINISTRATIVE AGENT	~~85~~100

SECTION 11.01.	Authorization and Action	~~85~~100

SECTION 11.02.	Administrative Agent’s Reliance, Etc	~~85~~100

SECTION 11.03.	Administrative Agent and Affiliates	~~86~~101

SECTION 11.04.	Indemnification of Administrative Agent	~~86~~101

SECTION 11.05.	Delegation of Duties	~~86~~101

SECTION 11.06.	Action or Inaction by Administrative Agent	~~86~~101

SECTION 11.07.	Notice of Events of Default; Action by Administrative Agent	~~87~~102

SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~87~~102

SECTION 11.09.	Successor Administrative Agent	~~87~~103

SECTION 11.10.	Structuring Agent	~~88~~103

SECTION 11.11.	LIBOR Notification	~~88~~103

ARTICLE XII	[RESERVED]	~~88~~104

ARTICLE XIII	INDEMNIFICATION	~~88~~104

SECTION 13.01.	Indemnities by the Borrower	~~88~~104

SECTION 13.02.	Indemnification by the Servicer	~~91~~107

-ii-

(continued)

Page
ARTICLE XIV	MISCELLANEOUS	~~93~~109

SECTION 14.01.	Amendments, Etc	~~93~~109

SECTION 14.02.	Notices, Etc	~~94~~110

SECTION 14.03.	Assignability; Addition of Lenders	~~94~~110

SECTION 14.04.	Costs and Expenses	~~97~~113

SECTION 14.05.	No Proceedings; Limitation on Payments	~~97~~113

SECTION 14.06.	Confidentiality	~~98~~113

SECTION 14.07.	GOVERNING LAW	~~99~~115

SECTION 14.08.	Execution in Counterparts	~~99~~115

SECTION 14.09.	Integration; Binding Effect; Survival of Termination	~~100~~115

SECTION 14.10.	CONSENT TO JURISDICTION	~~100~~115

SECTION 14.11.	WAIVER OF JURY TRIAL	~~101~~116

SECTION 14.12.	Ratable Payments	~~101~~116

SECTION 14.13.	Limitation of Liability	~~101~~117

SECTION 14.14.	Intent of the Parties	~~102~~117

SECTION 14.15.	USA Patriot Act	~~102~~117

SECTION 14.16.	Right of Setoff	~~102~~118

SECTION 14.17.	Severability	~~102~~118

SECTION 14.18.	Mutual Negotiations	~~102~~118

SECTION 14.19.	Captions and Cross References	~~103~~118

SECTION 14.20.	Post-Closing Covenants	~~103~~119

SECTION 14.21.	Acknowledgement Regarding Any Supported QFCs	119

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 19, 2020 by and among the following parties:

(i)      ~~(i)~~    O&M FUNDING LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)     ~~(ii)~~    the Persons from time to time party hereto as Lenders;

(iii)      ~~(iii)~~    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;

(iv)      ~~(iv)~~    OWENS & MINOR MEDICAL, INC., a Virginia corporation, in its individual capacity (“O&M Medical”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and

(v)     ~~(v)~~    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.

PRELIMINARY STATEMENTS

The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I~~ARTICLE I~~

DEFINITIONS

SECT ION 1.01.~~SECT ION 1.01.~~ Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that (i) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement and (ii) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than sixty (60) days prior written notice to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Accounts Side Letter” means that certain letter agreement, dated as of the Closing Date, among the Borrower, the Servicer and the Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Adjusted LIBOR” means with respect to any Tranche Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars as reported on the Reuters Screen LIBOR01 Page as the composite offered rate for London interbank deposits for such Tranche Period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Tranche Period for an amount comparable to the Portion of Capital to be funded at Adjusted LIBOR during such Tranche Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage; provided, however, that with respect to the initial Tranche Period for a Loan that is not advanced on a Monthly Settlement Date, Adjusted LIBOR shall be the interest rate per annum equal to LMIR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date. The calculation of Adjusted LIBOR may also be expressed by the following formula:

Composite of London interbank offered rates shown on
Reuters Screen LIBOR01 Page or appropriate successor
Adjusted LIBOR	=

1.00 ~~1.00~~ - Euro-Rate Reserve Percentage

Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).    Notwithstanding the foregoing, if Adjusted LIBOR as determined herein would be less than zero (0.00), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Adjusted Net Receivables Pool Balance” means, at any time of determination, the amount equal to (a) the Net Receivables Pool Balance, minus (b) the Contractual Dilution Accrual.

“ Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f).

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

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“Assumption Agreement” has the meaning set forth in Section 14.03(i).

“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)      ~~(a)~~    the rate of interest in effect for such day as publicly announced from time to time by such Lender or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Lender or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and

(b)      ~~(b)~~    0.50% per annum above the latest Overnight Bank Funding Rate; and

(c)      ~~(c)~~    0.50% per annum above Adjusted LIBOR applicable to the Interest Period for which the Base Rate is then being determined.

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Capital Stock; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the aggregate Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance owing under each Intercompany Loan Agreement at such time, plus (E) the aggregate accrued and unpaid interest owing under each Intercompany Loan Agreement at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

“Borrowing Base” means, at any time of determination, the amount equal to the lesser of (a) the Facility Limit and (b) the amount equal to (i) the Adjusted Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time.

“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to LMIR or Adjusted LIBOR and a reduction of Capital is made for any reason on any day other than the last day of the related Tranche Period or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, or New York City, New York and (b) if this definition of “Business Day” is utilized in connection with Adjusted LIBOR or LMIR, dealings are carried out in the London interbank market.

“Byram Healthcare” means Byram Healthcare Centers, Inc.~~,upon the effectiveness of its joinder to the Purchase and Sale Agreement, an Originator.~~

“Capital” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Certificate of Beneficial Ownership” means, for the Borrower, a ~~certificate~~certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance ~~acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying,among other things, the Beneficial Owner of the Borrower~~to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Change in Control” means the occurrence of any of the following:

(a)      ~~(a)~~    the Contributing Originator ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims~~, other than a security interest granted by the Contributing Originator to the administrative agent under the Credit Agreement; provided, however, that any of the following shall constitute a Change in Control: (i) any foreclosure on such Capital Stock or other equity interests of the Borrower by such administrative agent or any other Person, or (ii) such administrative agent or any other Person (other than the Contributing Originator) shall obtain ownership of, or shall become entitled to vote, any Capital Stock or other equity interest of the Borrower;~~

(b)     ~~(b)~~    the Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of the Servicer, the Contributing Originator or any other Originator;

(c)      ~~(c)~~    any Adverse Claim should exist with respect to any Intercompany Loan Agreement or any Intercompany Loan;

(d)      ~~(d)~~    with respect to the Parent:

(i)      ~~(i)~~    under the Exchange Act~~)~~, directly or indirectly, of thirty-five percent (35%) or more of the voting power of the then outstanding Capital Stock of Parent entitled to vote generally in the election of the directors of Parent;

(ii)      ~~(ii)~~    during any period of twelve (12) consecutive calendar months, the board of directors of Parent shall cease to have as a majority of its members individuals who either: (i) were directors of Parent on the first day of such period or (ii) were elected or nominated for election to the board of directors of Parent at the recommendation of or other approval by at least a majority of the directors then still in office at the time of such election or nomination who were directors of Parent on the first day of such period, or whose election or nomination for election was so approved; or

(iii) ~~(iii)~~     Parent consolidates with or merges into another corporation (other than a Subsidiary of Parent) or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of Parent), or any corporation (other than a Subsidiary of Parent) consolidates with or merges into Parent, in either event pursuant to a transaction in which the outstanding Capital Stock of Parent is reclassified or changed into or exchanged for cash, securities or other property; or

(e) ~~(e)~~     the occurrence of any “Change of Control” under and as defined in the Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means February 19, 2020.

“CMS” means Centers for Medicare & Medicaid Services of the Department of Health and Human Services, and any successor agency.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.05(a).

“Collection Account” means each account listed on Schedule II-A to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Lender, the maximum aggregate amount of Capital which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in the Assumption Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Lender’s obligation to make Loans hereunder in accordance with this Agreement.

“Concentration Percentage” means (i) for any Group A Obligor, 20.0%, (ii) for any Group B Obligor, 15.0%, (iii) for any Group C Obligor, 10.0% and (iv) for any Group D Obligor, 5.0% .

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contractual Dilution” means the aggregate amount of Deemed Collections arising out of chargebacks, volume rebates, terms discounts, sales incentives, service fees or other similar arrangements which are customary for O&M Halyard and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof.

“Contractual Dilution Accrual” means the aggregate amount of Contractual Dilution that is expected by the Servicer to be incurred with respect to the then-outstanding Pool Receivables and such expected Contractual Dilution is reflected as an accrued liability on the books and records of O&M Halyard, as determined in consultation with the external accountants of Parent and in accordance with the customary procedures established by O&M Halyard, Parent and such accountants.

“ Contributing Originator” means Owens & Minor Distribution, Inc., a Virginia corporation.

“Covered Entity” means (a) each of Borrower, the Servicer, each Originator, the Parent and each of Parent’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such

Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means that certain Credit Agreement, dated as of ~~July 27, 2017,~~March 10, 2021, among the Parent, O&M Medical, Barista Acquisition I, LLC, a Virginia limited liability company, Barista Acquisition II, LLC, a Virginia limited liability company, O&M Halyard, Inc., a Virginia corporation, as the borrowers thereunder, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit F, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender, the Structuring Agent and the Administrative Agent.

“Daily Report” means a report, in substantially the form of Exhibit J-1.

“Daily Reporting Period” means (i) the period beginning on the fifth (5th) Business Day after the date, if any, on which the Administrative Agent delivers a notice in writing to the Servicer that it is then requiring the delivery of Daily Reports hereunder, which notice shall not be delivered prior to the occurrence of a Level II Ratings Event, and ending on the date on which the Administrative Agent (acting in its sole discretion) delivers a notice in writing to the Servicer that it is no longer requiring the delivery of Daily Reports or (ii) any date on which an Event of Default or Unmatured Event of Default is then continuing.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate or currency hedges or (vi) any Guaranty of any such Debt.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the month that is nine (9) Fiscal Months before such Fiscal Month.

“Defaulted Receivable” means a Receivable:

(a)      ~~(a)~~    as to which any payment, or part thereof, remains unpaid for (i) with respect to Receivables originated by ~~the Contributing~~any Originator other than Byram Healthcare, more than 240 days from the original due date for such payment or (ii) with respect to Receivables originated by Byram Healthcare, more than 270 days after the original invoice date for such Receivable;

(b)      ~~(b)~~    as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

(c)      ~~(c)~~    that has been written off the applicable Originator’s or the Borrower’s books as uncollectible; or

(d)      ~~(d)~~    that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s or the Borrower’s books as uncollectible;

provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for (a) with respect to Receivables originated by ~~the Contributing~~any Originator other than Byram Healthcare, 90 days from the original due date for such payment or (b) with respect to Receivables originated by Byram Healthcare, 120 days after the original invoice date for such Receivable; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Dexcom Distribution Agreement” means that certain Amended and Restated Non-Exclusive Distribution Agreement, dated as of February 1, 2016, between Dexcom, Inc. and Byram Healthcare.

“ Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during such Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections (excluding Contractual Dilution) during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during such Fiscal Month.

“Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (i) the Stress Factor times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage~~)~~ and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

(a)     ~~(a)~~     the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months; multiplied by

(b)     ~~(b)~~     the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent consecutive Fiscal Months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) consecutive Fiscal Months.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Eligible Assignee” means (i) any Lender or any of its Affiliates, (ii) any Person managed by a Lender or any of its Affiliates and (iii) any other financial or other institution.

“Eligible Foreign Obligor” means any Obligor which (i) is not a U.S. Obligor and (ii) is organized in and whose principal place of business is in, any country other than a Sanctioned Country.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)     the Obligor of which is: (i) if not an Eligible Patient-Pay Receivable, a U.S. Obligor or an Eligible Foreign Obligor; (ii) not a Sanctioned Person; (iii) not an Affiliate of the Borrower, the Servicer, the Parent or any Originator; (iv) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (v) if not an Eligible Patient-Pay Receivable, not a natural person and (vi) not ~~Dexcom, Inc.; Johnson & Johnson Healthcare Systems, Inc.; Becton, Dickinson and Company or~~ any other material supplier to any Originator (or an Affiliate of any such Person);

(b)     that is denominated and payable only in Dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America (or, in the case of an Obligor of a Government-Pay Health Care Receivable, only to a to a Sweep Account in the United States of America);

(c)     that does not have a due date which is more than (i) in the case of any Receivable, the Originator of which is Byram Healthcare, one-hundred-fifty-one (151) days after the original invoice date of such Receivable, and (ii) in the case of any Receivable, the Originator of which is other than Byram Healthcare, one-hundred-twenty-one (121) days after the original invoice date of such Receivable;

(d)     that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business, (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator and (iii) does not constitute finance charges or late fees relating to a Receivable;

(e)     that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the law of the United States of America or of any State thereof, (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(n)     that (x) constitutes an “account” or “general intangible” (as defined in the UCC), (y) is not evidenced by instruments or chattel paper and (z) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC);

(o)     that is neither a Defaulted Receivable nor a Delinquent Receivable;

(p)     for which no Originator, the Borrower, the Parent, the Performance Guarantor or the Servicer has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable;

(q)     that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Borrower and the related goods or merchandise shall have been shipped and/or services performed, other than, in the case of an Eligible Unbilled Receivable, the billing or invoicing of such Receivable; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be ineligible;

(r)     which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(s)     which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(t)      ~~(a)~~ for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP;

(u)      ~~(t)~~ for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible; ~~and~~

(v)      ~~(u)~~ that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable; and

(w)     such Receivable is not an Ineligible Dexcom Receivable.

“Eligible Patient-Pay Receivable” means any Eligible Receivable the Obligor of which is a natural person.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than thirty (30) days have expired since the date such Unbilled Receivable arose.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means the sum of the following amounts, without duplication:

(a)     the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)     the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, over (ii) the product of (x) 5.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c)     the excess (if any) of (i) the sum of (A) the aggregate Outstanding Balance of all Eligible Receivables originated by ~~the Contributing~~any Originator other than Byram Healthcare, the Obligors of which are U.S. Federal Governmental Entities, plus (B) the aggregate Outstanding Balance of all Eligible Receivables originated by Byram Healthcare that are Government-Pay Health Care Receivables, over (ii) the product of (x) 10.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided, that the Administrative Agent may (in its sole discretion) reduce the percentage set forth in clause (x) above upon 10 days’ written notice to the Borrower~~.~~; plus

(d)     the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables the Obligor of which is an Eligible Foreign Obligor, over (ii) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(e)      the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Patient-Pay Receivables, over (ii) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Receivable” shall mean any Receivable (without giving effect to the proviso set forth in the definition of “Receivable”) arising under the Warehousing and Distribution Services Agreement, between Owens & Minor Distribution, Inc. (“OMD”) and Johnson and Johnson Healthcare Systems Inc. (“J&J”), signed by OMD on May 3, 2019 and countersigned by J&J on May 11, 2019.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes caused by a Lender’s failure to comply with Section 5.03(f) hereof and (d) any withholding Taxes imposed pursuant to FATCA.

“Facility Limit” means $~~325,000,000~~450,000,000 as reduced from time to time pursuant to Section 2.02(e) or increased from time to time pursuant to Section 2.02(f). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Health Care Laws” means all Applicable Laws relating to fraud and abuse, including without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)) and HIPAA, each as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” has the meaning set forth in Section 8.03 (c).

“Ineligible Dexcom Receivable” means any Receivable that arises in whole or in part from the sale of any goods sold, furnished or supplied to Byram Healthcare by Dexcom Inc. or any Subsidiary thereof to the extent subject to the lien arising from the Dexcom Distribution Agreement, described on the New Jersey UCC financing statement, filing number 51736154, filed on June 20, 2016. For the avoidance of doubt, the definition of “Ineligible Dexcom Receivable” shall only apply until the Servicer shall have delivered evidence of the termination of such security interest in favor of Dexcom Inc. in form and substance satisfactory to the Administrative Agent.

“ Information Package” means a report, in substantially the form of Exhibit G.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Intercompany Loan” has the meaning set forth in the Purchase and Sale Agreement.

“Intercompany Loan Agreement” has the meaning set forth in the Purchase and Sale Agreement.

“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Interest Period.

“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):

(a)     ~~(a)~~    so long as no Event of Default has occurred and is continuing on such day, LMIR or Adjusted LIBOR as determined pursuant to Section 2.05, provided, however, that the Interest Rate applicable to any LIBOR Loan that is not advanced on a Monthly Settlement Date shall be LMIR for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date; or

(b)     ~~(b)~~  for any day while an Event of Default or an Unmatured Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.50% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) above and (ii) the Base Rate in effect on such day; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, however, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interim Report” means each Daily Report and Weekly Report.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“LCR Security” means any commercial paper or security (other than equity securities issued to Holdings or any Originator that is a consolidated subsidiary of Holdings under GAAP) within the meaning of Paragraph     .32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Lenders” means PNC and each other Person that is or becomes a party to this Agreement in the capacity of a “Lender”.

“Level I Ratings Event” shall be deemed to have occurred, or to be in effect, at any time when a Level II Ratings Event is not then continuing and Parent has neither (i) a long-term “corporate family rating” of at least “B1” by Moody’s, nor (ii) a long-term “corporate credit rating” of at least “B+” by S&P.

“Level II Ratings Event” shall be deemed to have occurred, or to be in effect, at any time when the Parent has neither (i) a long-term “corporate family rating” of at least “B2” by Moody’s, nor (ii) a long-term “corporate credit rating” of at least “B” by S&P.

“LIBOR Loan” means any Loan accruing Interest at Adjusted LIBOR.

“Linked Account” means any controlled disbursement account or other deposit account at any time linked to any of the Collection Accounts maintained at Truist Financial Corp. by a zero balance account connection or other automated funding mechanism.

“Liquidity” means, at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held by Parent and its Subsidiaries at such time (including, for the avoidance of doubt, any amounts then on deposit in the Collection Accounts or Sweep Accounts, none of which shall be considered “restricted” for such purpose), plus (b) the aggregate amount of cash then available to be borrowed (but which has not been borrowed) by the Parent and its Subsidiaries under the Credit Agreement subject only to satisfaction of customary conditions precedent (such as delivery of a borrowing request) that do not include (x) the counterparty thereunder having any discretion to approve such borrowing or having to waive any conditions precedent to such borrowing or (y) the satisfaction of any borrowing base or similar collateral tests that are not then satisfied, plus (c) the excess (if any) of (i) the lesser of the Facility Limit and the Borrowing Base at such time, over (ii) the Aggregate Capital at such time; provided, that at any time on or after the Termination Date, the amount determined pursuant this clause (c) shall be zero ($0).

“ LMIR” means for any day during any Interest Period, the interest rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:

One-month Eurodollar rate for Dollars
shown on the Reuters Screen LIBOR01 Page or appropriate successor
LMIR	=
1.00 ~~1.00~~ - Euro-Rate Reserve Percentage

LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing, if LMIR as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II-A (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Loss Horizon Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing:

(a)     ~~(a)~~     the sum of (x) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the five (5) most recent Fiscal Months, plus (y) 5.00% of the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the sixth (6th) most recent Fiscal Month; by

(b)     ~~(b)~~     the Net Receivables Pool Balance as of such date.

“Loss Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Stress Factor, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.

“Majority Lenders” means Lenders representing more than 50% of the aggregate Commitments of all Lenders (or, if the Commitments have been terminated, Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders); provided, however, that in no event shall the Majority Lenders include fewer than two (2) Lenders at any time when there are two (2) or more Lenders.

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Borrower, the Performance Guarantor, the Servicer and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:

(a)      ~~(a)~~     the assets, operations, business or financial condition of the Borrower, the Servicer, the Performance Guarantor or any Originator;

(b)      ~~(b)~~     the ability of the Borrower, the Servicer, the Performance Guarantor or any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)      ~~(c)~~     the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

(d)      ~~(d)~~     the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or

(e)      ~~(e)~~     the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders, administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Minimum Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.

~~“Minimum Funding Threshold” means an amount equal to the lesser of (a) $150,000,000 and (b) the Borrowing Base at such time.~~

“Monthly Settlement Date” means the twentieth (20th) day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower, the Servicer, any Originator, the Parent or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“O&M Halyard” means O&M Halyard, Inc., a Virginia corporation.

“O&M Medical” has the meaning set forth in the preamble to this Agreement.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case in accordance with the ~~prior written consent of the Administrative Agent~~Purchase and Sale Agreement.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder.

Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Linked Account” means any of the following accounts: account ending 8820 maintained at Truist Bank and account ending 7356 maintained at Bank of America, N.A.

“Permitted Liens” means, with respect to any Receivable originated by Byram Healthcare, an Adverse Claim on such Receivable in favor of Dexcom, Inc. to the extent arising from the Dexcom Distribution Agreement, described on the New Jersey UCC financing statement, filing number 51736154, filed on June 20, 2016.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

~~“Ratings Event” shall be deemed to have occurred, or to be in effect, at any time when the Parent has neither (i) a long-term “corporate family rating” of at least “B3” by Moody’s, nor (ii) a long-term “corporate credit rating” of at least “B-” by S&P.~~

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto; provided, however, that no Excluded Receivable shall constitute a “Receivable”. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Sale Agreement prior to the Termination Date.

“Register” has the meaning set forth in Section 14.03(b).

“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)      ~~(a)~~     all of the Borrower’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b)      ~~(b)~~     all instruments and chattel paper that may evidence such Receivable;

(c)     ~~(c)~~     all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)     ~~(d)~~     all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e)      ~~(e)~~     all books and records of the Borrower and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);

(f)      ~~(f)~~     all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and

(g)     ~~(g)~~     all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument,

arraigned, or custodially detained in connection with any Anti-Terrorism Law, Anti-Corruption Law or Sanctions or any predicate crime to any Anti-Terrorism Law, Anti-Corruption Law or Sanctions or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law, Anti-Corruption Law or Sanctions.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the notice requirement has been waived by regulation, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means $ 50,000,000.

“Responsible Officer” means, with respect to the subject matter of any representation, warranty, covenant, agreement, obligation, notice or certificate of any of the Borrower, any Originator, the Performance Guarantor or the Servicer contained in or delivered pursuant to any of the Transaction Documents, the chief executive officer, president, chief financial officer, chief operating officer, controller, general counsel or treasurer of such Person.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“S&P” means ~~Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business~~S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained ~~by OFAC and available at: http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise~~and published by OFAC from time to time.

“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained ~~by OFAC available at: http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise~~and published by OFAC from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. Government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Treasury, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury, or (c) any other relevant sanctions authority.

“Scheduled Termination Date” means ~~February 17, 2023~~March 8, 2024; provided ~~that if payment in full of all outstanding amounts owing under the Term A Loans has not occurred on the date that is ninety-one (91) days prior to the Term A Facilities Termination Date, the Scheduled Termination Date shall automatically be deemed to be the date that is ninety-one (91) days prior to the Term A Facilities Termination Date; provided, further,~~ that, if such date is not a Business Day, the Scheduled Termination Date shall be the next preceding Business Day.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Lenders) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Stress Factor” means ~~2.50.~~2.25.

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Sweep Account” means each account listed on a supplemental Schedule II-B to this Agreement (~~as such schedule shall be provided at such time, if any, that Byram Healthcare becomes an Originator and~~ as may be further modified from time to time in connection with the closing or opening of any Sweep Account in accordance with the terms hereof) (in each case, in the name of an Originator) for the purpose of receiving Collections on Government-Pay Health Care Receivables.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

~~“Term A Facilities Termination Date”  means July 27, 2022.~~

~~“Term A Loans” means the “Term A-1 Loans” and “Term A-2 Loans” made pursuant to the Credit Agreement and any replacements or refinancing thereof.~~

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

“Total Reserves” means, at any time of determination, an amount equal to the product of (i) the sum of: (a) the Yield Reserve Percentage, plus (b) the greater of (I) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (II) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (ii) the Adjusted Net Receivables Pool Balance at such time.

“Tranche Period” means, with respect to any LIBOR Loan, a period of one, two, three or six months selected by the Borrower pursuant to Section 2.05. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one, two, three or six calendar months thereafter, as selected by the Borrower pursuant to Section 2.05; provided, however, that if the date any Loan made pursuant to Section 2.01 is not a Monthly Settlement Date, the initial Tranche Period for such Loan shall commence on the date such Loan is made pursuant to Section 2.01 and end on the next Monthly Settlement Date occurring after the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such initial Tranche Period; provided, further, that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreements, the Fee Letter, each Intercompany Loan Agreement, the Performance Guaranty, the Accounts Side Letter and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“TRICARE” means a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Defense Health Agency pursuant to 10 U.S.C. §§ 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. §§ 1071-1106 or elsewhere) affecting such program and (b) all applicable provisions of all rules, regulations, manuals, orders, administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.

“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.

“U.S. Federal Governmental Entity” means the government of the United States of America, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to such government.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report, in substantially the form of Exhibit J-2.

“Weekly Reporting Period” means the period beginning on the tenth (10th) Business Day after the date, if any, on which the Administrative Agent delivers a notice in writing to the Servicer that it is then requiring the delivery of Weekly Reports hereunder, which notice shall not be delivered prior to the first date, if any, on which ~~the ratio of the Borrowing Base to the Facility Limit fails to exceed 2.0x~~either (i) Liquidity shall fail to exceed $175,000,000 or (ii) a Level I Ratings Event shall then be continuing, and ending on the date on which the Administrative Agent (acting in its sole discretion) delivers a notice in writing to the Servicer that it is no longer requiring the delivery of Weekly Reports.

“Yield Reserve Percentage” means at any time of determination:

1.50 × DSO × (BR + SFR)
360

where:

BR	=	the Base Rate at such time;

DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

SFR	=	the Servicing Fee Rate.

SECTION 1.02.~~SECTION 1.02.~~ Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or

Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.

ARTICLE II~~ARTICLE II~~

TERMS OF THE LOANS

SECTION 2.01.~~SECTION 2.01.~~ Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Lenders shall, ratably in accordance with their respective Commitments, severally and not jointly, make Loans to the Borrower from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:

(i)     the Aggregate Capital would exceed the Facility Limit at such time;

(ii)     the aggregate outstanding Capital of such Lender would exceed its Commitment; or

(iii)     the Aggregate Capital would exceed the Borrowing Base at such time.

SECTION 2.02.~~SECTION 2.02.~~ Making Loans; Repayment of Loans. (i) Each Loan hereunder shall be made on at least one (1) Business Day prior written request from the Borrower to the Administrative Agent and each Lender in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 2:00 p.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Lenders (which shall be ratable based on the Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).

(a)      Funding Loans.

(i)      ~~(b)~~ On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, ~~make available to the Borrower in same day funds an aggregate~~deliver to the Administrative Agent by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrative Agent, an amount equal to such Lender’s ratable share of the amount of such Loans requested. On the date of each Loan, the Administrative Agent will make available to the Borrower, in immediately available funds, at the account set forth in the related Loan Request~~; provided, that the Borrower directs the Lenders to fund the proceeds of the initial Loan made hereunder directly to Bank of America, N.A., as administrative agent under the Credit Agreement, which funds will be applied toward the partial prepayment of the Term A Loan outstanding thereunder in accordance with the funds flow memorandum dated as of the date hereof~~, the amount of such Loan to be funded by all Lenders in respect of such Loan.

(ii)     Unless the Administrative Agent shall have received notice from a Lender, with a copy to the Borrower, prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the Base Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any such payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)      ~~(c)~~ Each Lender’s obligation shall be several, such that the failure of any Lender to make available to the Administrative Agent or the Borrower any funds in connection with any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Lender shall be responsible for the failure of any other Lender to make funds available to the Administrative Agent or the Borrower in connection with any Loan hereunder).

(c)      ~~(d)~~ The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 4.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon one (1) Business Day’s prior written notice thereof to the Administrative Agent and each Lender in the form of a Reduction Notice attached hereto as Exhibit E; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $100,000 or any higher multiple thereof~~, (ii) the Borrower shall not provide any Reduction Notice, and no such Reduction Notice shall be effective, if after giving effect thereto, the Aggregate Capital at such time would be less than an amount equal to the Minimum Funding Threshold and (iii~~ and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero.

(d)      ~~(e)~~ The Borrower may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Lender, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $50,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Lender shall be ratably reduced.

(e)     ~~(f)~~ In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of each Lender in excess of the Commitment of such Lender and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.

(f)     Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, upon notice to the Administrative Agent and each Lender, the Borrower may from time to time request that any Lender increase its Commitment or add to this facility one or more additional new Lenders to provide their Commitment, allocated among the existing Lenders and/or new Lenders in the sole discretion of the Borrower (provided, that the joinder of any additional new Lender(s) to this facility in accordance with this Section 2.02(f) shall require the prior written consent of the Administrative Agent unless such new Lender is a commercial bank), in an aggregate amount such that after giving effect thereto the Facility Limit shall not exceed $550,000,000; provided, that such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice with respect to the Lenders, the Borrower (in consultation with the Administrative Agent) shall specify (i) the aggregate amount of such increase (such amount, the “Requested Facility Limit Increase”) and the applicable Lenders and (ii) the time period within which the applicable Lenders are requested to respond to the Borrower’s request (which shall in no event be less than fifteen (15) days from the date of delivery of such notice to the Administrative Agent). Each of the applicable Lenders shall notify the Administrative Agent, the Borrower and the Servicer within the applicable time period (which shall not be less than fifteen (15) days) whether or not such Lender agrees, in its sole discretion, to make such increase to such Lender’s Commitment or otherwise agrees to any lesser increase in its Commitment. Any Lender not responding within such time period shall be deemed to have declined to consent to an increase in such Lender’s Commitment. In the event that one or more Lenders fails to consent to all or any portion of any such request for an increase in its Commitment, the Borrower may (in consultation with the Administrative Agent) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Lenders as agreed in writing among the Borrower, such willing Lenders (in each case, in their sole discretion), and if such willing Lender is not then a party to the Agreement, the consents required by Section 14.03 as if such transaction were an assignment. Any such Lender may agree, in its sole discretion, to such increase in its Commitment. If the Commitment of any Lender is increased or a Commitment of a new Lender is added in accordance with this Section 2.02(f), the Administrative Agent, the Lenders, the Borrower and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents to document such increase or addition and, if applicable, rebalance Capital among the Lenders such that after giving effect thereto, the aggregate outstanding Capital of the Lenders is distributed ratably among the Lenders. For the avoidance of doubt, the allocation of any Requested Facility Limit Increase provided in accordance with this Section 2.02(f) shall be at the sole discretion of the Borrower.

SECTION 2.03.~~SECTION 2.03.~~ Interest and Fees.

(a)     On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Lender, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the Lenders and/or the Administrative Agent and/or the Structuring Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b)     Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest (including, for the avoidance of doubt, all Interest accrued on LIBOR Loans during an Interest Period regardless of whether the applicable Tranche Period has ended), Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04.~~SECTION 2.04.~~ Records of Loans. Each Lender shall record in its records, the date and amount of each Loan made by such the Lender hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(b), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.

SECTION 2.05.~~SECTION 2.05.~~ Selection of Interest Rates and Tranche Periods.

(a)     Subject to the following sentence, each Loan shall bear interest initially at LMIR. Thereafter, so long as no Event of Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the type of Interest Rate and/or Tranche Period borne by each Loan or, subject to the minimum amount requirement for each outstanding Loan set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the expiration of any Tranche Period or Interest Period, as applicable; provided, that there shall not be more than three (3) LIBOR Loans outstanding hereunder at any one time; provided, further that for the avoidance of doubt, any change from LMIR to Adjusted LIBOR and/or any change to a Tranche Period applicable to a Loan shall not be effective until the Monthly Settlement Date occurring after the date of such request. Any such notices requesting the continuation or conversion of a Loan to the Administrative Agent may be given by telephone or email (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed by email).

(b)     If, by the time required in Section 2.05(a), the Borrower fails to select a Tranche Period or Interest Rate for any Loan, such Loan shall automatically accrue Interest at LMIR for the next occurring Interest Period.

ARTICLE III ~~ARTICLE III~~

[RESERVED]

ARTICLE IV ~~ARTICLE IV~~

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01.~~SECTION 4.01.~~ Settlement Procedures.

(a)     The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement or (ii) amounts owing by the Borrower to the Originators under any Intercompany Loan Agreement (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i)     first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

(ii)     second, to the Administrative Agent for distribution to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iii)     third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)     prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the ~~Lenders~~Administrative Agent for distribution to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(y)     on and after the occurrence of the Termination Date, to Administrative Agent for distribution to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or

(z)     prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the Administrative Agent for distribution to each Lender, payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);

(iv)     fourth, to the Administrative Agent for distribution to the Lenders on behalf of any related Credit Parties, ~~the~~ Affected Persons and ~~the~~ Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and

(v)     fifth, the balance, if any, to be paid to the Borrower for its own account.

~~(b)~~ (b) All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties), shall be paid or distributed to the Administrative Agent for distribution to the applicable ~~party to which such amounts are owed~~Lender at such account as such Lender has designated in writing to the Administrative Agent from time to time. Each Lender, upon its receipt in the applicable Lender’s account of any such payments or distributions, shall distribute such amounts to the applicable related Affected Persons and Borrower Indemnified Parties; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay each Lender, and each Lender shall pay such amounts to the applicable related Affected Persons and Borrower Indemnified Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such related Person) among all such related Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Borrower to the Administrative Agent for the account of any Lender hereunder shall be deemed to constitute payment by the Servicer or the Borrower directly to such Lender, provided, however, that in the event any such payment by the Servicer or Borrower is required to be returned to the Servicer or Borrower for any reason whatsoever, then the Servicer’s or Borrower’s obligation to such Lender with respect to such payment shall be deemed to be automatically reinstated. Additionally, each Lender hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations to the Lenders required to be made by the Administrative Agent hereunder, including the applicable account of each Lender for which amounts should be distributed.

(c)     If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.

(d)     For the purposes of this Section 4.01:

(i)     if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a);

(ii)     if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)     except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)     if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02.~~SECTION 4.02.~~ Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the ~~applicable party to which such amounts are due.~~account so designated by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders hereunder that the Borrower will not make such payment (including because Collections are not available therefor), the Administrative Agent may assume that the Borrower has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)     Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.

(c)     All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE V ~~ARTICLE V~~

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST

SECTION 5.01.~~SECTION 5.01.~~ Increased Costs.

(a)     Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

(ii)     subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes, (B) Taxes described in clause (b)-(d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes)

(d)     Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

(e)     Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.

SECTION 5.02.~~SECTION 5.02.~~ Funding Losses.

(a)     The Borrower will pay each Lender all Breakage Fees.

(b)     A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

SECTION 5.03.~~SECTION 5.03.~~ Taxes.

(a)     Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Credit Party, Affected Person or Borrower Indemnified Party) requires the deduction or withholding of any Tax from any such payment to a Credit Party, Affected Person or Borrower Indemnified Party, then the applicable Credit Party, Affected Person or Borrower Indemnified Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Credit Party, Affected Person or Borrower Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)     Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(h)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03(h) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)     Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.

(j)     Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 5.04.~~SECTION 5.04.~~ Inability to Determine Adjusted LIBOR or LMIR; Change in Legality.

(a)     If any Lender shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Interest Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining Adjusted LIBOR or LMIR for such Interest Period or day, as applicable, or (iii) Adjusted LIBOR or LMIR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by the related Lender) of maintaining any Portion of Capital during such Interest Period or day, as applicable, until such Lender shall promptly give telephonic notice of such determination, confirmed in writing, to the Administrative Agent and Borrower on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at Adjusted LIBOR or LMIR unless and until such Lender shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at Adjusted LIBOR or LMIR, such Interest Rate shall automatically and immediately be converted to the Base Rate.

(b)     If on any day any Lender shall have been notified by any Lender that such Lender has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Lender with any Change in Law, shall make it unlawful or impossible for such Lender to fund or maintain any Portion of Capital at or by reference to Adjusted LIBOR or LMIR, such Lender shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to Adjusted LIBOR or LMIR and (ii) the Interest Rate for any outstanding Portion of Capital then funded at Adjusted LIBOR or LMIR shall automatically and immediately be converted to the Base Rate.

SECTION 5.05.~~SECTION 5.05.~~ Security Interest.

(a)     As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

~~SECTION 5.06. Successor Adjusted LIBOR or LMIR~~

SECTION 5.06. Benchmark Replacement Setting

(a)     ~~(a)~~ Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if ~~the Administrative Agent determines that~~ a Benchmark Transition Event or an Early Opt-in ~~Event has occurred with respect to Adjusted LIBOR or LMIR, the Administrative Agent and the Borrower may amend this Agreement to replace Adjusted LIBOR or LMIR, as applicable, with a Benchmark Replacement; and any such amendment will become effective at~~Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. New York City time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has ~~provided such proposed amendment to all Lenders, so long as the Administrative Agent has~~ not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Majority Lenders. ~~Until the Benchmark~~

~~Replacement with respect to Adjusted LIBOR or LMIR, as applicable, is effective, each advance and renewal of a Loan bearing interest with reference to Adjusted LIBOR or LMIR, as applicable, will continue to bear interest with reference to Adjusted LIBOR or LMIR, as applicable; provided however, during a Benchmark Unavailability Period (i) any Loan pending selection of an Interest Rate at inception or upon the expiration of the related Tranche Period of a LIBOR Loan that has not yet gone into effect shall be deemed to be a selection of or renewal of the Base Rate with respect to such Loan, (ii) all outstanding Loans bearing interest under Adjusted LIBOR or LMIR shall automatically be converted to the Base Rate at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan under Adjusted LIBOR or LMIR, as applicable) and (iii) the component of the Base Rate based upon LMIR will not be used in any determination of the Base Rate.~~

(b)      ~~(b)~~ Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement~~.~~ or any other Transaction Document.

(c)      ~~(c)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (~~ii~~iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and (iii~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or  ~~the~~, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~5.06~~5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.06.

~~(d)~~

(d)      Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such

Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)      Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan bearing interest based on USD LIBOR, conversion to or continuation of Loans bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f)      Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(g)      As used in this Section 5.06:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (d) of this Section 5.06, or (y) if the then current

Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for LMIR is one month.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Section 5.06.

~~(i)~~     “Benchmark Replacement” means , for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to Adjusted LIBOR or LMIR~~ for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, ~~if the Benchmark Replacement as so determined would be less than zero~~in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be ~~zero~~the Floor for the purposes of this Agreement and the other Transaction Documents.

~~(ii)~~    “Benchmark Replacement Adjustment” means, with respect to any replacement of ~~Adjusted LIBOR or LMIR with an alternate benchmark rate for each applicable Interest Period,~~ the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)      the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)      the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(1) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~(a)~~for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~Adjusted LIBOR or LMIR, as applicable,~~such Benchmark with the applicable Unadjusted Benchmark Replacement ~~(excluding such spread adjustment)~~ by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for ~~such~~the replacement of ~~Adjusted~~

~~LIBOR or  LMIR~~such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities ~~at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from Adjusted LIBOR or LMIR, as applicable, to the Benchmark Replacement and (ii) yield- or risk-based differences between Adjusted LIBOR or LMIR and the Benchmark Replacement.~~;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

~~(iii)~~     “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

~~(iv)~~     “Benchmark Replacement Date” means the ~~earlier~~earliest to occur of the following events with respect to ~~Adjusted LIBOR or LMIR~~the then-current Benchmark:

(2)  ~~(A)~~     in the case of clause (~~A~~1) or (~~B~~2 ) of the definition of “Benchmark Transition Event,” the later of (~~x~~a) the date of the public statement or publication of information referenced therein and (~~y~~b) the date on which the administrator of ~~Adjusted LIBOR or LMIR~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~Adjusted LIBOR or LMIR; or~~all Available Tenors of such Benchmark (or such component thereof);

(3)  ~~(B)~~     in the case of clause (~~C~~3) of the definition of “Benchmark Transition Event,”  the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein~~.~~;

~~(v)~~

(4) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrower pursuant to this Section 5.06, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(5) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to ~~Adjusted LIBOR or LMIR~~the then-current Benchmark:

(1)  ~~(A)~~     a public statement or publication of information by or on behalf of the administrator of ~~Adjusted LIBOR or LMIR~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~Adjusted LIBOR or LMIR~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~Adjusted LIBOR or  LMIR~~any Available Tenor of such Benchmark (or such component thereof);

(2)  ~~(B)~~     a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of ~~Adjusted LIBOR or LMIR, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~Adjusted LIBOR or LMIR~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~Adjusted LIBOR or LMIR~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~Adjusted LIBOR or LMIR~~such Benchmark (or such component), which states that the administrator of ~~Adjusted LIBOR or LMIR~~such Benchmark (or such component) has ceased or will cease to provide ~~Adjusted LIBOR or LMIR~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~Adjusted LIBOR or LMIR~~any Available Tenor of such Benchmark (or such component thereof); or

(3)  ~~(C)~~     a public statement or publication of information by the regulatory supervisor for the administrator of ~~Adjusted LIBOR or LMIR~~such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that ~~Adjusted LIBOR or LMIR is~~all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~(vi)~~    “Benchmark Unavailability Period” means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Adjusted LIBOR or LMIR and solely to the extent that Adjusted LIBOR or LMIR has not been replaced with a Benchmark Replacement,~~ the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~Adjusted LIBOR or LMIR~~the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced ~~Adjusted LIBOR or LMIR~~the then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Transaction Document in accordance with this Section 5.06.

~~(vii)     “Early Opt-in Event” means a determination~~

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent ~~that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 5.06, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Adjusted LIBOR or LMIR.~~ in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

~~(viii)~~     “Relevant Governmental Body” means the Federal Reserve Board ~~and/~~or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board ~~and/~~or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 5.06 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

ARTICLE VI~~ARTICLE VI~~

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

SECTION 6.01.~~SECTION 6.01.~~ Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02.~~SECTION 6.02.~~ Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)     the Borrower shall have delivered to the Administrative Agent and each Lender a Loan Request for such Loan, in accordance with Section 2.02(a);

(b)     the Servicer shall have delivered to the Administrative Agent and each Lender all Information Packages and Interim Reports required to be delivered hereunder;

(c)     the conditions precedent to such Credit Extension specified in Section 2.01(i) through (iii), shall be satisfied; and

(d)     on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)     the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)     no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)     no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and

(iv)     the Termination Date has not occurred~~; and(v) the Aggregate Capital exceeds the Minimum Funding Threshold~~.

SECTION 6.03.~~SECTION 6.03.~~ Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)     after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;

(b)     the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement and amounts owing by the Borrower to the Originators under the Intercompany Loans; and

(c)     on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)     the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)     no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Release;

(iii)     no Borrowing Base Deficit exists or would exist after giving effect to such Release; and

(iv)     the Termination Date has not occurred.

ARTICLE VII~~ARTICLE VII~~

REPRESENTATIONS AND WARRANTIES

SECTION 7.01.~~SECTION 7.01.~~ Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day that a Credit Extension or Release shall have occurred:

(a)     Organization and Good Standing. The Borrower is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)     Due Qualification. The Borrower is duly qualified to do business as a corporation, is in good standing as a foreign limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)     Power and Authority; Due Authorization. The Borrower (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary corporate action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)     Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)     No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim  (other than a Permitted Lien) upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.

(f)     Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivable or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)     Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h)     Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i)     Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.

(j)     Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware. The office of the Borrower is located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. The legal name of the Borrower is O&M Funding LLC.

(k)     Investment Company Act; Volcker Rule. The Borrower (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(l)     No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.

(m)     Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The information included in any Certificate of Beneficial Ownership is true and correct in all respects.

(n)     Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions; (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions; or (iv) has taken any action, directly or indirectly, that would result in a violation by such Covered Entity of any Anti-Corruption Laws, Anti-Corruption Laws or Sanctions.

(o)     Perfection Representations.

(i)     This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral other than a Permitted Lien.

(ii)     The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)     The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person other than a Permitted Lien.

(iv)     All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.

(v)     Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

(vi)     Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(p)     The Lock-Boxes and Collection Accounts.

(i)     Nature of Collection Accounts. Each Collection Account and Sweep Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)     Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim. Each Sweep Account is in the name of the Originator who originated the Receivables into which Sweep Account collections thereof are to be made, and such Originator owns and has good and marketable title to the such Sweep Account free and clear of any Adverse Claim.

(iii)     Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.

(iv)     Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(v)      ~~(v)~~     Sweep Account Instructions. The Borrower and Servicer shall cause the applicable Originator to ensure that the full amount of available funds in each Sweep Account is swept daily into the applicable Collection Account pursuant to standing sweep instructions that remain in full force and effect.

(q)     Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(r)     Compliance with Law. The Borrower has complied in all material respects with all Applicable Laws to which it may be subject.

(s)     Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(t)     Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(u)     Servicing Programs. Upon the Administrative Agent’s request following the occurrence of an Event of Default, Servicer shall use best efforts to permit the Administrative Agent or any successor Servicer appointed pursuant to Section 9.01 to use any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables.

(v)     Taxes. The Borrower has (i) timely filed all federal, state and local income and other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, based on such returns other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(w)     Tax Status. The Borrower (i) is, and shall at no relevant time take any action or omit to take any action which action or omission would cause the Borrower to cease to be a “disregarded entity” within the meaning of U.S. Treasury Regulation §301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and (ii) is not, and will not take any action or omit to take any action which action or omission would cause the Borrower to become, an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes. The Borrower is not subject to any Tax in any jurisdiction outside the United States.

(x)     Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(y)     Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(z)     No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account maintained at Bank of America, N.A. or Truist Financial Corp.

(aa)     Liquidity Coverage Ratio. The Borrower has not, does not and will not during this Agreement issue any LCR Security. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of GAAP.

(bb)     Beneficial Ownership Regulation. As of the Closing Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

(cc)      Healthcare Matters.     Except where the failure to comply with any applicable Health Care Law could not reasonably be expected to have a Material Adverse Effect, Parent and each of its Subsidiaries is, and at all times since the Closing Date has been, in compliance with all Health Care Laws applicable to it, its assets, business or operations. No circumstance exists or event has occurred with respect to a violation of any Health Care Law that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary thereof has received any notice of communication from any Governmental Authority alleging noncompliance with any applicable Health Care Law that could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, no notice or any information provided by any Governmental Authority pursuant to this Section 7.01(cc) shall need to be provided to the Administrative Agent or any of the Lenders if such action would be prohibited by Applicable Law.

(dd)     Qualified Securitization Transaction. The transactions contemplated by the Transaction Documents constitute a “Qualified Securitization Transaction” (as defined in the Credit Agreement).

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

SECTION 7.02.~~SECTION 7.02.~~ Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day that a Credit Extension or Release shall have occurred:

(a)     Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Virginia, with the power and authority under its organizational documents and under the laws of Virginia to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)     Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)     Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.

(d)     Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)     No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction

Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim (other than a Permitted Lien) or violation could not reasonably be expected to have a Material Adverse Effect.

(f)     Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.

(g)     No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h)     Compliance with Applicable Law. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all Applicable Laws in connection with servicing the Pool Receivables.

(i)     Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(j)     Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116.

(k)     Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(u)     Taxes. The Servicer has (i) timely filed all federal, state and local income and other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, based on such returns other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(v)     Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w)     Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(x)     Healthcare Matters. Except where the failure to comply with any applicable Health Care Law could not reasonably be expected to have a Material Adverse Effect, Parent and each of its Subsidiaries is, and at all times since the Closing Date has been, in compliance with all Health Care Laws applicable to it, its assets, business or operations. No circumstance exists or event has occurred with respect to a violation of any Health Care Law that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary thereof has received any notice of communication from any Governmental Authority alleging noncompliance with any applicable Health Care Law that could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, no notice or any information provided by any Governmental Authority pursuant to this Section 7.02(x) shall need to be provided to the Administrative Agent or any of the Lenders if such action would be prohibited by Applicable Law.

(y)     Qualified Securitization Transaction. The transactions contemplated by the Transaction Documents constitute a “Qualified Securitization Transaction” (as defined in the Credit Agreement).

(z)     ~~(x)~~ Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other report is delivered to the Administrative Agent or any Lender hereunder, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Release.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

ARTICLE VIII~~ARTICLE VIII~~

COVENANTS

SECTION 8.01.~~SECTION 8.01.~~ Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:

(a)     Payment of Principal and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(b)     Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

(c)     Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Lender:

(i)     Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than 95 days after the close of each fiscal year of the Borrower (or, if applicable, such earlier day on which the financial statements described in clause (v) below are delivered), annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.

(ii)     Information Packages and Interim Reports. As soon as available and in any event (A) not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month, (B) if a Weekly Reporting Period has commenced and is continuing, not later than 3:00 p.m. (New York City time) on the first Business Day of each calendar week, a Weekly Report with respect to the Pool Receivables with data as of the close of business on the last Business Day of the immediately preceding calendar week and (C) if a Daily Reporting Period has commenced and is continuing, a Daily Report not later than 3:00 p.m. (New York City time) on each Business Day with respect to the Pool Receivables with data as of the close of business on the immediately preceding Business Day.

(iii)     Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request. Guarantor or any Originator, which with respect to any Person other than the Borrower, could reasonably be expected to have a Material Adverse Effect.

(iv)     Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Lien) upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box), (C) any Person other than the related Originator shall obtain any rights or direct any action with respect to any Sweep Account or (D) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)     Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)     Change in Accountants or Accounting Policy. Any change in (A) the external accountants of the Borrower, the Servicer, any Originator or the Parent, (B) any accounting policy of the Borrower or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)     Termination Event. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.

(viii)     Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of the Borrower, the Servicer, the Performance Guarantor or any Originator.

(ix)     Change in Borrower Status or Beneficial Ownership Information. Any change that would result in a change to the status of the Borrower as an excluded “Legal Entity Customer” under the Beneficial Ownership Regulation or the information contained in the most recent Certificate of Beneficial Ownership provided to any Credit Party.

(e)     Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Sweep Account or Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and, in the case of the addition of a Collection Account (or a related Lock-Box), an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Sweep Account or Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Borrower shall ensure that no disbursements are made from any Collection Account and shall not cause any disbursements to be made from any Sweep Account, other than such disbursements that are made at for the account of the Borrower or, with respect to a Collection Account, at the direction of the Borrower. Upon the request of the Administrative Agent at any time that a Daily Reporting Period, Unmatured Event of Default or Event of Default is then continuing, the Borrower shall identify and segregate any Collections on Ineligible Dexcom Receivables apart from other Collections within two (2) Business Days of receipt of such Collections on Ineligible Dexcom Receivables.

(i)     Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim other than a Permitted Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.

(j)     Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(k)     Change in Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Lenders. Promptly following any change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.

(l)     Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law or (iii) to be directly owned by any Person other than an Originator. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Lenders, make any change in the Borrower’s name, identity, corporate structure or location or make any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.

(m)     Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(n)     Identifying of Records. The Borrower shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.

(o)     Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Sweep Account or Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Sweep Accounts or Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Sweep Account or Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) in the case of a Collection Account (or any related Lock-Box), a signed and acknowledged Account Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.

(p)     Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim other than a Permitted Lien, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(q)    Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Lenders, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s Certificate of Incorporation and by-laws).

(r)    Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)    Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Intercompany Loans in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.

(iii)    The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(s)    Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances other than pursuant to this Agreement or any Intercompany Loan Agreement) or (iii) form any Subsidiary or make any investments in any other Person.

(t)    Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than any Intercompany Loan Agreement), (ii) the payment of accrued and unpaid interest on any Intercompany Loans and (iii) other legal and valid purposes.

(u)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i)The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii)    The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii)    The Borrower shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(iv)    The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v)    Anti-Money Laundering/International Trade Law Compliance. The Borrower will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions or (d) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Laws or Sanctions. The funds used to repay each Credit Extension will not be derived from any unlawful activity. The Borrower shall comply with all Anti-Terrorism Laws, Anti-Corruption Laws or Sanctions. The Borrower shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event. The Borrower has not used and will not use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(w)    Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.

(x)    Taxes. The Borrower will (i) timely file all federal, state and local income and other material tax returns required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, based on such returns other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(y)    Borrower’s Tax Status. The Borrower will remain wholly-owned by a subsidiary of (and for U.S. federal income tax purposes will remain wholly beneficially owned by) a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. No action will be taken that would cause (and the Borrower will not omit to take any action which omission would cause) the Borrower to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Borrower shall not become subject to any Tax in any jurisdiction outside the United States.

(z)    Linked Accounts. Except for any Permitted Linked Account, the Borrower shall not permit any Linked Account to exist with respect to any Collection Account maintained at Truist Financial Corp. or Bank of America, N.A.; provided, however, that at any time during the continuance of an Event of Default, an Unmatured Event of Default or a Level II Ratings Event, the Borrower shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than 2 Business Days following the Borrower’s or the Servicer’s receipt of such instruction.

~~(aa)    Minimum Funding Threshold. The Borrower shall cause the Aggregate Capital to exceed the Minimum Funding Threshold at all times.~~

(aa)     ~~(bb)~~ Liquidity Coverage Ratio. The Borrower shall not issue any LCR Security.

(bb)      Healthcare Matters.

(i)      The Borrower will comply with all applicable Health Care Laws relating to the operation of the Borrower’s business.

(ii)      The Borrower (or Servicer on its behalf) shall maintain a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of Health Care Laws. The Borrower (or Servicer on its behalf) shall modify such CCPs from time to time, as may be necessary to ensure material compliance with all applicable Health Care Laws.

(iii)      The Borrower (or Servicer on its behalf) shall take steps as reasonably necessary to comply with the requirements of all applicable Health Care Laws, including without limitation HIPAA.

(cc)      Regulation W. The Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan proceeds to the extent required by any Lender in connection with such Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). The Borrower shall not to its actual knowledge use the proceeds of any Loan hereunder to purchase any asset or securities from any Lender’s “affiliate” as such term is defined in 12 C.F.R. Part 223. In connection with each request for a Loan hereunder, the Borrower shall be deemed to have represented and warranted to the Administrative Agent on the date such Loan is made that, to its actual knowledge, as of such date, the proceeds of such Loan will not be used by such Borrower to, directly or indirectly, either (x) purchase any asset or securities from any Lender’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund sponsored by a Lender or Affiliate thereof.

SECTION 8.02.~~SECTION 8.02.~~ Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:

(a)    Existence. The Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the Commonwealth of Virginia. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Lender:

(i)    Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of the Parent and in no event later than 95 days after the close of the Parent’s fiscal year, in form and substance substantially similar to Exhibit H signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within 50 days after the close of each fiscal quarter of the Parent, a compliance certificate in form and substance substantially similar to Exhibit H signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.

(ii)    Information Packages and Interim Reports. As soon as available and in any event (A) not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month, (B) if a Weekly Reporting Period has commenced and is continuing, not later than 3:00 p.m. (New York City time) on the first Business Day of each calendar week, a Weekly Report with respect to the Pool Receivables with data as of the close of business on the last Business Day of the immediately preceding calendar week and (C) if a Daily Reporting Period has commenced and is continuing, a Daily Report not later than 3:00 p.m. (New York City time) on each Business Day with respect to the Pool Receivables with data as of the close of business on the immediately preceding Business Day.

(iii)    Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

(c)    ~~(b)~~ Notices. The Servicer will notify the Administrative Agent and each Lender in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)    Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.

(ii)    Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)     Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv)     Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Lien) upon the Collateral or any portion thereof, (B) any Person other than the related Originator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box), (C) any Person other than the Borrower, an Originator, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Sweep Account or (D) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)     Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)     Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Parent, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)     Termination Event. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.

(viii)     Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Servicer, the Performance Guarantor or the Borrower.

(d)      ~~(c)~~ Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)      ~~(d)~~ Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)      ~~(e)~~ Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.

(g)      ~~(f)~~ Payments on Receivables, Collection Accounts. The Servicer will, and will cause each Originator to, at all times, instruct all Obligors to (x) deliver payments on any Government-Pay Health Care Receivables to the Sweep Account of the Originator that originated such Receivable and (y) deliver payments on all other Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Servicer (i) shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account and (ii) shall not take any actions that would cause funds other than Government-Pay Health Care Receivables originated by the applicable Originator to be deposited into such Originator’s Sweep Account. If such funds are nevertheless deposited into any Sweep Account or Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Sweep Account or Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II-A to this Agreement, if the Administrative Agent has received notice of such addition and an executed and, in the case of the addition of a Collection Account (or a related Lock-Box), acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Sweep Account or Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Servicer shall ensure that no disbursements are made from any Collection Account and shall not cause any disbursements to be made from any Sweep Account, other than such disbursements that are made at for the account of the Borrower or, with respect to a Collection Account, at the direction of the Borrower. Upon the request of the Administrative Agent at any time that a Daily Reporting Period, Unmatured Event of Default or Event of Default is then continuing, the Servicer shall identify and segregate any Collections on Ineligible Dexcom Receivables apart from other Collections within two (2) Business Days of receipt of such Collections on Ineligible Dexcom Receivables.

(h)     ~~(g)~~ Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)     ~~(h)~~ Change in Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Lenders. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.

(j)      ~~(i)~~ Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)      ~~(j)~~ Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(l)      ~~(k)~~ Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Sweep Account or Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Sweep Accounts or Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) in the case of a Collection Account (or any related Lock-Box), a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.

(m)      ~~(l)~~ Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim  other than a Permitted Lien in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n)      ~~(m)~~ Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)      ~~(n)~~ Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Law or Sanctions; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Law or Sanctions; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law, Anti-Corruption Law or Sanctions or (d) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, Anti-Corruption Law or Sanctions. The funds used to repay each Credit Extension will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws in all material respects. The Servicer shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.

(p)      ~~(o)~~ Taxes. The Servicer will (i) timely file all federal, state and local income and other material tax returns required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, based on such returns other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(q)      ~~(p)~~ Borrower’s Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(r)      ~~(q)~~ Linked Accounts. Except for any Permitted Linked Account, the Servicer shall not permit any Linked Account to exist with respect to any Collection Account maintained at Bank of America, N.A. or Truist Financial Corp.; provided, however, that at any time during the continuance of an Event of Default, an Unmatured Event of Default or a Level II Ratings Event, the Servicer shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than 2 Business Days following the Borrower’s or the Servicer’s receipt of such instruction. The Servicer shall at all times ensure that (i) the account balance in each Permitted Linked Account is greater than zero and will exceed the aggregate “Settlement Item Amount” (as defined in the Account Control Agreement with Bank of America, N.A.) of all “Settlement Items” (as defined in the Account Control Agreement with Bank of America, N.A.) at any time outstanding with respect to any Permitted Linked Account and (ii) no amount will be debited against any Collection Account as a result of any “Settlement Item” that originated in any Permitted Linked Account or any other account other than a Collection Account.

(s)      Healthcare Matters.

(i)      Servicer and each of its Subsidiaries will comply with all applicable Health Care Laws relating to the operation of such Person’s business.

(ii)      Servicer and each of its Subsidiaries shall maintain a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of Health Care Laws, including without limitation HIPAA. Servicer and each of its Subsidiaries shall modify such CCPs from time to time, as may be necessary to ensure material compliance with all applicable Health Care Laws.

(iii)      Servicer shall take steps as reasonably necessary to comply with the requirements of all applicable Health Care Laws, including without limitation HIPAA.

SECTION 8.03.~~SECTION 8.03.~~ Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Lender to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:

(a)     Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its by-laws to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)     No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

(c)     Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the nor the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower, the Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(o)     Allocation of Overhead. To the extent that Borrower, on the one hand, and the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

ARTICLE IX~~ARTICLE IX~~

ADMINISTRATION AND COLLECTION

OF RECEIVABLES

SECTION 9.01.~~SECTION 9.01.~~ Appointment of the Servicer.

(a)     The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to O&M Medical (in accordance with this Section 9.01) of the designation of a new Servicer, O&M Medical is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Lenders) and shall (at the direction of the Majority Lenders) designate as Servicer any Person (including itself) to succeed O&M Medical or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)     Upon the designation of a successor Servicer as set forth in clause (a) above, O&M Medical agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and O&M Medical shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c)     O&M Medical acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Lender have relied on O&M Medical’s agreement to act as Servicer hereunder. Accordingly, O&M Medical agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Lenders.

(d)     The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent and each Lender shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Lenders shall have consented in writing in advance to such delegation.

SECTION 9.02.~~SECTION 9.02.~~ Duties of the Servicer.

(a)     The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Credit Party, the amount of Collections to which each such Credit Party is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)     The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if O&M Medical or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than O&M Medical or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)     The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

SECTION 9.03.~~SECTION 9.03.~~ Collection Account Arrangements. Prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, the Administrative Agent may (with the consent of the Majority Lenders) and shall (upon the direction of the Majority Lenders) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

SECTION 9.04.~~SECTION 9.04.~~ Enforcement Rights.

(a)     At any time following the occurrence and during the continuation of an Event of Default:

(i)     the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)     The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05.~~SECTION 9.05.~~ Responsibilities of the Borrower.

(a)     Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.

(b)     O&M Medical hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, O&M Medical shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that O&M Medical conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to O&M Medical its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01).

SECTION 9.06.~~SECTION 9.06.~~ Servicing Fee.

(a)     Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)     If the Servicer ceases to be O&M Medical or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

ARTICLE X~~ARTICLE X~~

EVENTS OF DEFAULT

SECTION 10.01.~~SECTION 10.01.~~ Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)     (i) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under clause (ii) or (iii) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for five (5) Business Days after knowledge thereof by a Responsible Officer of the Borrower, any Originator, the Performance Guarantor or the Servicer or notice thereof by the Administrative Agent, (ii) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to make when due (x) any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for three (3) Business Days or (iii) O&M Medical shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;

(b)     any representation or warranty made or deemed made by the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, any Originator, the Performance Guarantor or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; and such failure shall, solely to the extent capable of cure, continue for fifteen (15) days; provided, however, that any breach of the representations or warranties in Sections 7.01(t) or 7.02(l) of this Agreement shall not constitute an Event of Default if the Borrower shall have paid timely and in full the amount of any Deemed Collections relating to any affected Receivable(s) in accordance with Section 4.01(d) of the Agreement

(c)     the Borrower or the Servicer shall fail to deliver an Information Package or Interim Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d)     this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim other than a Permitted Lien;

(e)     the Borrower, any Originator, the Performance Guarantor or the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Borrower, any Originator, the Performance Guarantor or the Servicer and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Originator, the Performance Guarantor or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)     (i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 3.25%, (B) the Delinquency Ratio shall exceed 18.00% or (C) the Dilution Ratio shall exceed 4.00% or (ii) the Days’ Sales Outstanding shall exceed 50 days;

(g)     a Change in Control shall occur;

(h)     a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;

(i)     (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed 30 days), if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this paragraph) and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related

(based on the actuarial assumptions used in the plan’s most recent actuarial valuation report) exceeds the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Parent, Borrower, Servicer, any Originator, or any of their respective ERISA Affiliates; (viii) the insolvency of any Multiemployer Plan; or (ix) the failure to satisfy the minimum funding standards of Section 412 of the Code of Section 302 of ERISA with respect to a Pension Plan. There have been no transactions that resulted or could reasonably be expected to result in any liability to the Parent, Borrower, Servicer, any Originator, or any of its ERISA Affiliates under Section 4069 of ERISA or Section 4212(c) of ERISA that singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(p)     a Material Adverse Effect shall occur with respect to the Borrower, any Originator, the Performance Guarantor or the Servicer;

(q)     a Purchase and Sale Termination Event shall occur under the Purchase and Sale Agreement;

(r)     the Borrower shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;

(s)     any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective Affiliates) shall so state in writing;

(t)     the Parent shall fail to satisfy the financial covenants set forth in Sections ~~7.10(a) or  7.10(b)~~7.11 of the Credit Agreement. If, after the Closing Date, the “~~Consolidated~~ Total ~~Net~~ Leverage Ratio” or “Consolidated Interest Coverage Ratio” maintenance covenants set forth in Section ~~7.10~~7.11 of the Credit Agreement (or any of the defined terms used in connection with such covenant) ~~is~~are amended, modified or waived, then the test set forth in this clause (t) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of such amendment, modification or waiver, (i) each Lender (or an Affiliate thereof) is a party to the Credit Agreement and consented to such amendment, modification or waiver and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement; or

(u)     one or more judgments or decrees shall be entered against the Borrower, any Originator, the Performance Guarantor or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $25,000,000 (or solely with respect to the Borrower, $15,775);

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Lenders shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.

ARTICLE XI~~ARTICLE XI~~

THE ADMINISTRATIVE AGENT

SECTION 11.01.~~SECTION 11.01.~~ Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 11.02.~~SECTION 11.02.~~ Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by e-mail) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.03.~~SECTION 11.03.~~ Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 11.04.~~SECTION 11.04.~~ Indemnification of Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 11.05.~~SECTION 11.05.~~ Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.06.~~SECTION 11.06.~~ Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Lenders and assurance of its indemnification by the Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Majority Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Lenders or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Lender, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Lenders.

SECTION 11.07.~~SECTION 11.07.~~ Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

SECTION 11.08.~~SECTION 11.08.~~ Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 11.09.~~SECTION 11.09.~~ Successor Administrative Agent.

(a)     The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, each Servicer and each Lender, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Lenders as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)     Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 11.10.~~SECTION 11.10.~~ Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 2.03. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

SECTION 11.11.~~SECTION 11.11.~~ LIBOR Notification. Section 5.06 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of Adjusted LIBOR or LMIR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

ARTICLE XII~~ARTICLE XII~~

[RESERVED]

ARTICLE XIII~~ARTICLE XIII~~

INDEMNIFICATION

SECTION 13.01.~~SECTION 13.01.~~ Indemnities by the Borrower.

(a)     Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification and (b) Taxes (other than (x) Taxes enumerated below in clause (xiv) below and (y) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i) any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(ii) any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii) the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.

(d)     Any indemnification or contribution under this Section shall survive the termination of this Agreement.

SECTION 13.02.~~SECTION 13.02.~~ Indemnification by the Servicer.

(a)     The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Taxes that are covered by Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i)     any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(c)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIV~~ARTICLE XIV~~

MISCELLANEOUS

SECTION 14.01.~~SECTION 14.01.~~ Amendments, Etc.

(a)    No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Lenders (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Lender:

(i)    change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivables Pool Balance, Adjusted Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage or Special Concentration Limit for any Obligor or change the calculation of the Borrowing Base;

(ii)    reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(iii)    change any Event of Default;

(iv)    release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(v)    release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(vi)    change any of the provisions of this Section 14.01 or the definition of “Majority Lenders”; or

(vii)    change the order of priority in which Collections are applied pursuant to Section 4.01.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender and (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Lender or delay the dates on which any such Fees are payable, in either case, without the consent of such Lender.

SECTION 14.02.~~SECTION 14.02.~~ Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include email communication) and emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.

SECTION 14.03.~~SECTION 14.03.~~ Assignability; Addition of Lenders.

(a)    Assignment by Lenders. Each Lender may assign to any Eligible Assignee or to any other Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and any Loan or interests therein owned by it) upon prior written notice to Borrower setting forth the name of the applicable assignee; provided, however that

(i)    except for an assignment by a Lender to either an Affiliate of such Lender or any other Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or an Unmatured Event of Default has occurred and is continuing);

(ii)    each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)    the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Lender’s Commitment; and

(iv)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

SECTION 14.04.~~SECTION 14.04.~~ Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, the documented and reasonable outside Attorney Costs and reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents. In addition, the Borrower agrees to pay on written demand all documented and reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.

SECTION 14.05.~~SECTION 14.05.~~ No Proceedings; Limitation on Payments.

(a)    Each of the Servicer, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default. The provisions of this Section 14.05 shall survive any termination of this Agreement.

SECTION 14.06.~~SECTION 14.06.~~ Confidentiality.

(a)    Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Lender may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use

“Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)    Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 14.07.~~SECTION 14.07.~~ GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 14.08.~~SECTION 14.08.~~ Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by e-mail or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 14.09.~~SECTION 14.09.~~ Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.02, 5.03, 11.04, 11.06, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

SECTION 14.10.~~SECTION 14.10.~~ CONSENT TO JURISDICTION. (i) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO

THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii)     ~~(b)~~ EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11.~~SECTION 14.11.~~ WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 14.12.~~SECTION 14.12.~~ Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such

Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 14.13.~~SECTION 14.13.~~ Limitation of Liability.

(a) No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b) The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 14.14.~~SECTION 14.14.~~ Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15.~~SECTION 14.15.~~ USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Borrower, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower, the Originators, the Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Credit Parties to identify the Borrower, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 14.16.~~SECTION 14.16.~~ Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.

SECTION 14.17.~~SECTION 14.17.~~ Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.18.~~SECTION 14.18.~~ Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19.~~SECTION 14.19.~~ Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20.~~SECTION 14.20.~~ Post-Closing Covenants.

~~(a)     The Borrower and Servicer shall, on or prior to the fifth (5th) Business Day after the Closing Date (or such later day as agreed to in writing by the Administrative Agent) direct Obligors to cease remitting payments to any of following deposit accounts maintained at Wells Fargo Bank, National Association (such accounts, the “Wells Accounts”) and begin remitting payments to a Collection Account; provided, that, (i) the Borrower and Servicer shall cause all Collections received in such Wells Accounts to be automatically transferred directly to a Collection Account no later than two (2) Business Days following receipt thereof and (ii) no Collections may be received in any Wells Account after the ninetieth (90th) day following the Closing Date (or such later day as agreed to in writing by the Administrative Agent). The Servicer hereby represents and warrants to each Purchaser Party that none of the Wells Accounts is subject to an agreement granting control over such accounts to third parties providing financing to the Parent or any of its Subsidiaries.~~

(a)     ~~(b)~~ The Borrower and Servicer shall ~~within ten (10) Business Days of the Closing Date~~on or prior to May 10, 2021 (or such later day as agreed to in writing by the Administrative Agent) ~~(i) transfer ownership of each Collection Account to the Borrower and (ii)~~ deliver to the Administrative Agent (i) a duly executed Account Control Agreement entered into with ~~each of (x)~~JPMorgan Chase Bank ~~of America~~, N.A. ~~as Collection Account Bank and (y) Truist Bank~~, as Collection Account Bank, relating to the Blocked Accounts ~~in form and substance~~maintained at JPMorgan Chase Bank, N.A. and (ii) a duly executed First Amendment to Deposit Account Control Agreement entered into with Bank of America, N.A., as Bank, relating to the Accounts maintained at Bank of America, N.A., in each case in form and substance reasonably satisfactory to the Administrative Agent.

(b)     ~~(c)~~ Failure by the Borrower or Servicer to timely satisfy the conditions set forth in this Section 14.20 shall constitute a breach of a covenant by the Borrower and Servicer under this Agreement.

SECTION 14.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support

(and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to an Event of Default shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 14.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

O&M FUNDING LLC

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC., as the Servicer

By:
Name:
Title:

S- 1	Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:
Name:
Title:

S- 2	Receivables Financing Agreement

EXHIBIT A

Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]

[Lenders]

Re:     Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of February 19, 2020 among O&M Funding LLC (the “Borrower”), Owens & Minor Medical, Inc., as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the aggregate amount of [$            ] to be made on [            , 20    ] (of which $[            ] will be funded by PNC and $[            ] will be funded by [            ]). The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$            ].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)     the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)     no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)     no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

Exhibit A- 1

(iv)     the Aggregate Capital will not exceed the Facility Limit; and

(v)     the Termination Date has not occurred~~; and(vi) the Aggregate Capital exceeds the Minimum Funding Threshold~~.

Exhibit A- 2

EXHIBIT B

Form of Reduction Notice

[LETTERHEAD OF BORROWER]

[Date]

[Administrative Agent]

[Lenders]

Re:                     Reduction Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of February 19, 2020 among O&M Funding LLC, as borrower (the “Borrower”), Owens & Minor Medical, Inc., as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$        ] to be made on [            , 20    ]. After giving effect to such prepayment, the Aggregate Capital will be [$        ].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:

(i)      ~~(i)~~ the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)      ~~(ii)~~ no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such prepayment;

(iii)      ~~(iii)~~ no Borrowing Base Deficit exists or would exist after giving effect to such prepayment; and

Exhibit B- 1

(iv)      ~~(iv)~~ the Termination Date has not occurred~~; and (v) the Facility Limit exceeds the Minimum Funding Threshold~~.

Exhibit B- 2

EXHIBIT C

[Form of Assignment and Acceptance Agreement]

Dated as of             , 20

~~Section 1.~~

SECTION 1.

Commitment assigned:	$[ ]
Assignor’s remaining Commitment:	$[ ]
Capital allocable to Commitment assigned:	$[ ]
Assignor’s remaining Capital:	$[ ]
Interest (if any) allocable to Capital assigned:	$[ ]
Interest (if any) allocable to Assignor’s remaining Capital:	$[ ]

~~Section 2.~~

SECTION 2.

Effective Date of this Assignment and Acceptance Agreement: [                    ]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(a) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under that certain Receivables Financing Agreement, dated as of February 19, 2020 among O&M Funding LLC, Owens & Minor Medical, Inc., as Servicer, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

(Signature Pages Follow)

Exhibit B- 1

EXHIBIT D

[Form of Assumption Agreement]

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [            ,         ], is among O&M Funding LLC (the “Borrower”) and [                    ], as the Lender (the “[            ] Lender”).

BACKGROUND

The Borrower and various others are parties to a certain Receivables Financing Agreement, dated as of February 19, 2020 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Financing Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. ~~SECTION 1.~~ This letter constitutes an Assumption Agreement pursuant to Section 14.03(h) of the Receivables Financing Agreement. The Borrower desires the [            ] Lender [the to [become a Lender] [increase its existing Commitment] under the Receivables Financing Agreement, and upon the terms and subject to the conditions set forth in the Receivables Financing Agreement, the [[            ] Lender] agree[s] to [become Lender] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [            ] Lender hereto].

The Borrower hereby represents and warrants to the [            ] Lender as of the date hereof, as follows:

(i)     the representations and warranties of the Borrower contained in Section 7.01 of the Receivables Financing Agreement are true and correct on and as of such date as though made on and as of such date;

(ii)     ~~(ii)~~ no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the assumption contemplated hereby; and

(iii)     ~~(iii)~~ the Termination Date shall not have occurred.

SECTION 2. ~~SECTION 2.~~ Upon execution and delivery of this Agreement by the Borrower and the [            ] Lender, satisfaction of the other conditions with respect to the addition of a Lender specified in the Receivables Financing Agreement (including the written consent of the Administrative Agent and the Majority Lenders) and receipt by the Administrative Agent of counterparts of this Agreement (whether by e-mail or otherwise) executed by each of the parties hereto, [the [            ] Lender shall become a party to, and have the rights and obligations of Lenders under, the Receivables Financing Agreement and the “Commitment” with respect to the

Exhibit D- 1

Lender shall be as set forth under the signature of each such Lender hereto] [the [            ]Lender shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [            ]Lender hereto].

SECTION 3. ~~SECTION 4.~~ THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(Signature Pages Follow)

Exhibit D- 2

EXHIBIT E

[Reserved]

Exhibit E

EXHIBIT G

Form of Information Package

(Attached)

Exhibit G

EXHIBIT H

Form of Compliance Certificate

To: PNC Bank, National Association, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of February 19, 2020 among O&M Funding LLC (the “Borrower”), Owens & Minor Medical, Inc., as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.      ~~1.~~ I am the duly elected                     of the Servicer.

2.      ~~2.~~ I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.

3.      ~~3.~~ The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.      ~~4.~~ Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.

[5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit H- 1

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.      ~~A.~~ Schedule of Compliance as of            , 20     with Section 8.02(b) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:             .

B.      ~~B.~~ The following financial statements of the Parent and its Subsidiaries for the period ending on             , 20     , are attached hereto:

Exhibit H-3

EXHIBIT I

Closing Memorandum

(Attached)

Exhibit I

EXHIBIT J

Forms of Interim Reports

Exhibit J

ANNEX I

FLOW OF FUNDS MEMORANDUM

(Attached)

Annex I

ANNEX II

CLOSING MEMORANDUM

(Attached)

Annex II